Exhibit 10.2

GUARANTEE AND SECURITY AGREEMENT

made by

HC INNOVATIONS, INC.

and its Subsidiaries

in favor of

BRAHMA FINANCE (BVI) LIMITED

as Secured Party

Dated as of October 19, 2009

TABLE OF CONTENTS

ARTICLE 1 DEFINED TERMS		4
1.1	Definitions	4
1.2	Other Definitional Provisions	8
ARTICLE 2 GUARANTEE		8
2.1	Guarantee	8
2.2	Right of Contribution	9
2.3	No Subrogation	9
2.4	Amendments, Etc. With Respect to the Obligations	10
2.5	Guarantee Absolute and Unconditional	10
2.6	Reinstatement	11
2.7	Payments	11
ARTICLE 3 GRANT OF SECURITY INTEREST		11
3.1	Grant of Security Interest	11
3.2	Perfection: Authorization to File Financing Statements	12
ARTICLE 4 PLEDGE OF SECURITIES		12
4.1	Pledge	12
4.2	Delivery of the Pledged Collateral	13
4.3	Representations, Warranties and Covenants	14
4.4	Certification of Limited Liability Company and Limited Partnership Interests	15
4.5	Registration in Nominee Name; Denominations	15
4.6	Voting Rights; Dividends and Interest	15
ARTICLE 5 REPRESENTATIONS AND WARRANTIES		17
5.1	Representations in Senior Secured Note	17
5.2	Title; No Other Liens	17
5.3	Perfected First Priority Liens	18
5.4	Chief Executive Office; Inventory and Equipment	18
5.5	Farm Products	18
5.6	Accounts	19
ARTICLE 6 COVENANTS		19
6.1	Covenants in Senior Secured Note	19
6.2	Other Actions	19
6.3	Covenants Regarding Patent, Trademark and Copyright Collateral	21
6.4	Payment of Obligations	23
6.5	Maintenance of Perfected Security Interest; Further Documentation	23
6.6	Changes in Locations, Name, etc.	23
6.7	Notices	24
6.8	Accounts	24
6.9	Maintenance of Inventory and Equipment	24
6.10	Additional Shares	24
ARTICLE 7 REMEDIAL PROVISIONS		25
7.1	Certain Matters Relating to Accounts	25
7.2	Communications with Obligors; Grantors Remain Liable	25
7.3	Proceeds to be Turned Over To Secured Party	26
7.4	Application of Proceeds	26
7.5	New York UCC and Other Remedies	26

7.6	Waiver; Deficiency	27
ARTICLE 8 SECURED PARTY POWERS ETC.		27
8.1	Secured Party’s Appointment by Grantors as Attorney-in-Fact, Etc.	27
8.2	Execution of Financing Statements	29
ARTICLE 9 MISCELLANEOUS		29
9.1	Amendments in Writing	29
9.2	Notices	29
9.3	No Waiver by Course of Conduct; Cumulative Remedies	29
9.4	Enforcement Expenses; Indemnification	30
9.5	Successors and Assigns	30
9.6	Set-Off	30
9.7	Counterparts	31
9.8	Severability	31
9.9	Section Headings	31
9.10	Integration	31
9.11	GOVERNING LAW	31
9.12	Submission To Jurisdiction; Waivers	31
9.13	Acknowledgements	32
9.14	WAIVER OF JURY TRIAL	32
9.15	Additional Guarantors; Additional Grantors	32
9.16	Releases	32

SCHEDULES AND ANNEXES
ANNEX 1	Grantor Assumption Agreement
SCHEDULE 1(i)	Copyrights
SCHEDULE 1(r)	License
SCHEDULE 1(w)	Patents
SCHEDULE 1(ff)	Trademarks
SCHEDULE 4.1	Pledged Securities
SCHEDULE 5.4	Chief Executive Office and Places of Business
SCHEDULE 6.2	Account Control Agreement

GUARANTEE AND SECURITY AGREEMENT

          GUARANTEE AND SECURITY AGREEMENT, dated as of October 19, 2009, among HC Innovations, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified herein (the Company, such Subsidiaries and any other entity that may become a party hereto pursuant to Section 9.15, together, the “Grantors”), and Brahma Finance (BVI) Limited, a company organized under the laws of the British Virgin Islands (the “Secured Party”).

W I T N E S S E T H:

          WHEREAS, the Company has issued to the Secured Party a Senior Secured Note (the “Senior Secured Note”) of even date herewith in the principal amount of $2,400,000, the proceeds of which will be used by the Company for general corporate purposes;

          WHEREAS, the Grantors are members of an affiliated group of companies engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Senior Secured Note; and

          WHEREAS, the Senior Secured Note contemplates that it shall be entitled to the benefits of this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to consummate the transactions contemplated by the Senior Secured Note, each Grantor hereby agrees, for the benefit of the Secured Party, as follows:

ARTICLE 1

DEFINED TERMS

     1.1     Definitions

     The following terms shall have the following meanings:

          (a)          “Accounts” means, collectively, and in each instance however and wherever arising all accounts receivable and other rights to payment arising out of the sale or lease of goods and services, whether or not such right is evidenced by an Instrument or Chattel Paper, and whether or not earned by performance, including, without limitation, all “accounts” as such term is defined in the New York UCC and all other obligations of any kind at any time due or owing to Grantors

          (b)          “Agreement” means this Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          (c)          “Collateral” has the meaning set forth in Section 3.1 hereof.

          (d)          “Collateral Account” means any collateral account established by the Secured Party as provided in Section 7.1.

          (e)          “Collateral Party” means the pledgor, mortgagor or grantor of a security interest for the benefit of the Secured Party under any Security Document.

          (f)          “Company” has the meaning set forth in the preamble to this Agreement.

          (g)         “Company Obligations” means, collectively, the unpaid principal of and interest on the Senior Secured Note and all other obligations and liabilities of the Company to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Secured Note, this Agreement, the other Transaction Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Party that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

          (h)         “Copyright License” means any written agreement, now or hereafter in effect. granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

          (i)          “Copyrights” means all of the following, whether now owned or hereafter acquired by any Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 1.1(i).

          (j)          “Documents” means, collectively, the Pledged Securities, all chattel paper, all instruments, all investment property and all documents and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and other documents, including, without limitation, all “chattel paper”, “instruments”, “investment property” and documents”, as such terms are defined in the New York UCC, in each instance whether now owned or hereafter acquired by such Grantor.

          (k)         “Equipment” means all machinery and equipment, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description, in each instance whether now owned or hereafter acquired by any Grantor and wherever located, including without limitation all “equipment”, as such term is defined in the New York UCC; provided that equipment shall not include “fixtures” as defined in Section 9-313 of the New York UCC.

          (l)          “Financing Statement” means, as the context may require, any and all UCC-1 financing statements naming the Grantors as the debtor and the Secured Party as secured party.

          (m)         “Fully Satisfied” means, with respect to the Obligations as of any date, that, on or before such date, (i) the principal of and interest accrued to such date on such Obligations shall have been paid in full in cash, and (ii) all fees, expenses and other amounts then due and payable which constituted Obligations shall have been paid in full in cash; provided, however, that, on such date, the Secured Party shall not have made any claims in respect of Obligations against the Company or any Guarantor under any provision of any of the Transaction Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Secured Party to secure such claim.

          (n)          “General Intangibles” means, collectively, and in each instance however and wherever arising: (i) all rights, interests, choses in action, causes of action, claims and all other intangible property of any Grantor of every kind and nature, in each instance whether now owned or hereafter acquired by any Grantor, including, without limitation, all corporate and other business records; (ii) all loans, royalties, and other obligations receivable; (iii) all Trademarks, inventions, designs, patents, patent applications, (including any applications for the foregoing and whether or not registered) and the goodwill of any Grantor’s business connected with and symbolized by the same; (iv) trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, U.S. registered copyrights, licenses relating to trademarks and U.S. registered copyrights, franchises, customer lists, credit files, correspondence and advertising materials; (v) all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; (vi) all interests in partnerships, joint ventures and other entities; (vii) all tax refunds and tax refund claims; (viii) all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; (ix) all payments due or made to any Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; (x) all deposit accounts (general or special) with any bank or other financial institution; (xi) all credits with and other claims against carriers and shippers; (xii) all rights to indemnification; (xiii) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; (xiv) all proceeds of insurance of which any Grantor is a beneficiary; (xv) all letters of credit, guaranties, liens, security interests and other security held by or granted to any Grantor; and (xvi) all other intangible property, whether or not similar to the foregoing, including, without limitation, all “general intangibles,” as such term is defined in the New York UCC.

          (o)          “Grantors” has the meaning set forth in the preamble to this Agreement.

          (p)          “Guarantor” means each of the Company’s Subsidiaries.

          (q)          “Guarantor Obligations” means, with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Transaction Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Transaction Document).

          (r)          “Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary indorsement or assignment, including, without limitation, all “instruments” as such term is defined in the New York UCC.

          (s)           “Inventory” means, collectively, and in each instance, however and wherever arising, all inventory, finished goods, raw materials, work in process and other goods, including, without limitation, all “inventory” as such term is defined in the New York UCC.

          (t)           “License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule 1.1(r).

          (u)          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

          (v)          “Obligations” mean (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          (w)         “Other Property” means, collectively, all property or interests in property now owned or hereafter acquired by any Grantor which now may be owned or hereafter may come into the possession, custody or control of the Secured Party or any agent or affiliate of the Secured Party in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of any Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, bank accounts, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans; and (iv) insurance proceeds and books and records relating to any of the Collateral.

          (x)          “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

          (y)          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (i) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 1(w), and (ii) all reissues, continuations, divisions, continuations-in-past, renewals or extensions thereof. and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

          (z)          “Pledged Collateral” has the meaning set forth in Section 4.1(f) hereof.

          (aa)        “Pledged Debt” has the meaning set forth in Section 4.1(b) hereof.

          (bb)        “Pledged Securities” has the meaning set forth in Section 4.1(a) hereof.

          (cc)         “Secured Party” has the meaning set forth in the preamble to this Agreement.

          (dd)        “Securities Act”: means the Securities Act of 1933, as amended.

          (ee)         “Senior Secured Note” has the meaning set forth in the recitals to this Agreement.

          (ff)          “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

          (gg)        “Trademarks” means all of the following, whether now owned or existing or hereafter adopted or acquired by any Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connections therewith, including without limitation registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any state of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including without limitation those listed in Schedule 1.1(ff), (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     1.2     Other Definitional Provisions.

          (a)          Unless otherwise defined herein, terms defined in the Senior Secured Note and used herein shall have the meanings given to them in the Senior Secured Note, and the following terms which are defined in the New York UCC in effect on the date hereof are used herein as so defined: Chattel Paper, Equity Interests, Instruments and Proceeds.

          (b)          The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (c)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2

GUARANTEE

     2.1     Guarantee

          (a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Secured Party, for the benefit of the Secured Party and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

          (b)          Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Secured Party in favor of the Company or any other Person.

          (c)          Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (d)          Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ARTICLE 2 or affecting the rights and remedies of the Secured Party hereunder.

          (e)          The guarantee contained in this ARTICLE 2 shall remain in full force and effect until all the Guarantor Obligations shall have been Fully Satisfied.

          (f)          No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Company Obligations are paid in full.

     2.2     Right of Contribution

     Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Party, and each Guarantor shall remain liable to the Secured Party for the full amount guaranteed by such Guarantor hereunder.

     2.3     No Subrogation

     Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Party on account of the Obligations are Fully Satisfied. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Secured Party, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Secured Party in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Secured Party, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Secured Party may determine.

     2.4          Amendments, Etc. With Respect to the Obligations

     Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Secured Party may be rescinded by the Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, extended, accelerated, compromised, waived, surrendered or released by the Secured Party, and the Senior Secured Note and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Party may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this ARTICLE 2 or any property subject thereto.

     2.5          Guarantee Absolute and Unconditional

     Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Party upon the guarantee contained in this ARTICLE 2 or acceptance of the guarantee contained in this ARTICLE 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this ARTICLE 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Senior Secured Note or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this ARTICLE 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     2.6          Reinstatement

     The guarantee contained in this ARTICLE 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7          Payments

     Each Guarantor hereby guarantees that payments hereunder will be paid to the Secured Party without set-off or counterclaim in United States Dollars at such place as the Secured Party may from time to time designate in writing to such Guarantor.

ARTICLE 3

GRANT OF SECURITY INTEREST

     3.1          Grant of Security Interest

     Each Grantor hereby assigns, transfers and grants to the Secured Party a first priority security interest (the “Security Interest”) in all of the following property now owned or at any time hereafter acquired by such Grantor, or in which such Grantor now has or at any time in the future may acquire any right, title or interest, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)	all Accounts;

(b)	all Equipment;

(c)	all General Intangibles;

(d)	all Pledged Collateral;

(e)	all Inventory;

(f)	all Documents; and

(g)	all Other Property.

     3.2          Perfection: Authorization to File Financing Statements

     Each Grantor hereby irrevocably authorizes the Secured Party, at any time and from time to time, to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and/or “in lieu of” financing statements and/or amendments of any financing statements filed at any time and from time to time that (a) indicate the Collateral (i) as all assets of each Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Secured Party promptly upon request. Each Grantor also ratifies its authorization for the Secured Party to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Secured Party is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Secured Party as secured party. The Security Interest is granted as security only and shall not subject the Secured Party to or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Without limiting the foregoing, the Secured Party will file the Financing Statements.

ARTICLE 4

PLEDGE OF SECURITIES

     4.1          Pledge

     As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns, pledges and grants to the Secured Party, its successors and assigns, a security interest in, all of such Grantor’s right, title and interest in, to and under

          (a)          the shares of capital stock and other Equity Interests owned by it and listed on Schedule 4.1 and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Securities”); provided that the Pledged Securities shall not include more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary,

          (b)          (i) the debt securities listed opposite the name of such Grantor on Schedule 4.1, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”),

          (c)          all other property that may be delivered to and held by the Secured Party pursuant to the terms of this Section 4.1,

          (d)          subject to Section 4.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above,

          (e)          subject to Section 4.6, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and

          (f)          all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

     4.2          Delivery of the Pledged Collateral

          (a)          Each Grantor agrees promptly to deliver or cause to be delivered to the Secured Party any and all Pledged Collateral.

          (b)          Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Secured Party pursuant to the terms hereof.

          (c)          Upon delivery to the Secured Party, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Secured Party and by such other instruments and documents as the Secured Party may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Secured Party may reasonably request. Each delivery of Pledged Collateral shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 4.1 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.

     4.3          Representations, Warranties and Covenants

     The Grantors jointly and severally represent, warrant and covenant to and with the Secured Party, that:

          (a)          Schedule 4.1 correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Securities as of the date hereof and includes all Equity Interests, debt securities and promissory notes legally or beneficially owned by Grantor;

          (b)          the Pledged Securities and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Securities, are fully paid and nonassessable and (ii) in the case of Pledged Debt are legal, valid and binding obligations of the issuers thereof;

          (c)          except for the security interests granted hereunder, each of the Grantors (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 4.1 as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement or Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement or Permitted Liens and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Liens), however, arising, of all Persons whomsoever;

          (d)          except for restrictions and limitations imposed by the Transaction Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Secured Party of rights and remedies hereunder;

          (e)          each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

          (f)          no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

          (g)          by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Collateral is delivered to the Secured Party in accordance with this Agreement, the Secured Party will obtain a legal, valid and perfected lien upon and security interest in such Pledged Collateral as security for the payment and performance of the Obligations; and

          (h)          the pledge effected hereby is effective to vest in the Secured Party the rights of the Secured Party in the Pledged Collateral as set forth herein.

     4.4          Certification of Limited Liability Company and Limited Partnership Interests

     Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

     4.5          Registration in Nominee Name; Denominations

     The Secured Party shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, indorsed or assigned in blank or in favor of the Secured Party. Each Grantor will promptly give to the Secured Party copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. The Secured Party shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

     4.6          Voting Rights; Dividends and Interest

          (a)          Unless and until an Event of Default shall have occurred and be continuing and the Secured Party shall have notified the Grantors that their rights under this Section 4.6 are being suspended:

                (i)           Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Senior Secured Note and the other Transaction Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of the Secured Party under this Agreement or the Senior Secured Note or any other Transaction Document or the ability of the Secured Party to exercise the same.

                (ii)          The Secured Party shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such

Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                (iii)           Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Senior Secured Note, the other Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Party and shall be forthwith delivered to the Secured Party in the same form as so received (with any necessary indorsement).

          (b)          Upon the occurrence and during the continuance of an Event of Default, after the Secured Party shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 4.6, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 4.6 shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 4.6 shall be held in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Secured Party upon demand in the same form as so received (with any necessary indorsement). Any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this paragraph (b) shall be retained by the Secured Party in an account to be established by the Secured Party upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.4. After all Events of Default have been cured or waived and the Company has delivered to the Secured Party a certificate to that effect, the Secured Party shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 4.6 and that remain in such account.

          (c)          Upon the occurrence and during the continuance of an Event of Default, after the Secured Party shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 4.6, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 4.6, and the obligations of the Secured Party under paragraph (a)(ii) of this Section 4.6. shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that the Secured Party shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

          (d)          Any notice given by the Secured Party to the Grantors suspending their rights under paragraph (a) of this Section 4.6 (i) may be given to one or more of the Grantors at the same or different times and (ii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Secured Party in its sole and absolute discretion) and without waiving or otherwise affecting the Secured Party ‘s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

          To induce the Secured Party to purchase the Senior Secured Note from the Company, the Company and each Guarantor hereby represents and warrants to the Secured Party that:

     5.1     Representations in Senior Secured Note

     In the case of each Guarantor, the representations and warranties of the Company set forth in the Senior Secured Note as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 5.1, be deemed to be a reference to such Guarantor’s knowledge.

     5.2     Title; No Other Liens

          (a)          No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as are permitted by the Senior Secured Note.

          (b)          Each Grantor is the legal and beneficial owner of the Collateral free and clear of all liens, security interests or other encumbrances, except as expressly permitted by the Senior Secured Note.

          (c)          For the past five years, each Grantor has conducted business only under its own corporate name and not under any trade name or other name.

          (d)          Each Grantor has exclusive possession and control of the Inventory (other than raw materials and work in process) and Equipment, except for (i) Inventory and Equipment in the possession and control of such Grantor’s lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice and (ii) Inventory and Equipment in transit with common or other carriers.

          (e)          The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt of each Grantor’s Subsidiaries (if any), and, to the best of each Grantor’s knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the issuers thereof.

          (f)          The Pledged Securities indicated on Schedule 4.1 hereto constitute all of the shares held by each Grantor of the respective issuers thereof and constitute 100% of all of the shares of stock of the respective issuers who are Subsidiaries of such Grantor.

          (g)          Other than filings with the United States Patent and Trademark Office, filings and registrations with the United States Copyright Office and filings under the Uniform Commercial Code in effect in each relevant jurisdiction no authorization, approval or other action by, and no notice to or filing with, any federal, state or local governmental authority in the United States that have not already been taken or made and which are in full force and effect, is required (i) for the pledge by each Grantor of the Pledged Collateral or for the grant by each Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the exercise by the Secured Party of the voting or other rights provided in this Agreement with respect to the Pledged Collateral or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally), or (iii) for the exercise by the Secured Party of any of its other rights or remedies hereunder.

     5.3     Perfected First Priority Liens

     In the case of each Grantor, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified in Section 6.2 (which, in the case of all filings and other documents referred to in Section 6.2, have been delivered to the Secured Party in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Secured Party as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (except as to the ability of the Secured Party to have the U.S. federal government make payments directly to the Secured Party in respect of Accounts arising under contracts with the U.S. federal government as to which no filing has been or will be made under the Federal Assignment of Claims Act) and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

     5.4     Chief Executive Office; Inventory and Equipment

     On the date hereof, each Grantor’s jurisdiction of organization, the location of such Grantor’s chief executive office and principal place of business are specified on Schedule 5.4. As of the date of this Agreement, the locations listed on Schedule 5.4 to this Agreement constitute all locations at which its Inventory (other than raw materials and work in process) or Equipment is located, except for (a) Inventory or Equipment temporarily in transit from one location listed on Schedule 5.4 to another location listed on Schedule 5.4 or (b) Inventory or Equipment in transit with common or other carriers to a location listed on Schedule 5.4.

     5.5     Farm Products

     None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     5.6     Accounts

          (a)          In the case of each Grantor, no amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.

          (b)          In the case of each Grantor, the amounts represented by such Grantor to the Secured Party from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate.

ARTICLE 6

COVENANTS

          Each Grantor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations shall have been Fully Satisfied:

     6.1     Covenants in Senior Secured Note

     Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

     6.2     Other Actions

     In order to further insure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

          (a)          Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith indorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request.

          (b)          Deposit Accounts. For each deposit account that any Grantor at any time opens or maintains, such Grantor and the Secured Party shall either (i) cause the depositary bank to agree to comply with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to a duly executed and completed Account Control Agreement substantially in the form of Schedule 6.2 or in such other form proposed by such depository bank as shall be acceptable to the Secured Party, it being understood that the Secured Party shall issue such instructions to such depositary banks only in connection with the exercise of remedies following the occurrence of an Event of Default, or (ii) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Secured Party for the specific purpose set forth therein and (B) deposit accounts for which the Secured Party is the depositary.

          (c)          Investment Property. Except to the extent otherwise provided in ARTICLE 4, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith indorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with each of the Grantors that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

          (d)          Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with such Grantor that the Secured Party will arrange. pursuant to procedures reasonably satisfactory to the Secured Party and so long as such procedures will not result in the

Secured Party’s loss of control. for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

          (e)          Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

          (f)          Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $100,000, such Grantor shall promptly notify the Secured Party thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

          (g)          Leasehold Deposits. If any Grantor shall at any time hold or acquire any leasehold deposits, such Grantor shall promptly notify the Secured Party thereof, and shall authorize the Secured Party to file a UCC-9 financing statement in the county where the leasehold is located and in the state of organization of such Grantor.

     6.3     Covenants Regarding Patent, Trademark and Copyright Collateral.

          (a)          Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

          (b)          Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

          (c)          Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

          (d)          Each Grantor shall notify the Secured Party promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

          (e)          In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Secured Party, and, upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Secured Party as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

          (f)          Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

          (g)          In the event that any Grantor has reason to believe that any Collateral consisting of a Patent. Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Secured Party and shall, if consistent with good business judgment. promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (h)          Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright

License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Secured Party or its designee.

     6.4     Payment of Obligations

     Each Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     6.5     Maintenance of Perfected Security Interest; Further Documentation

          (a)          Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having first priority pursuant to Section 5.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b)          Each Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          (c)          At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of each Grantor, such Grantor, will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     6.6     Changes in Locations, Name, etc.

          No Grantor will, except upon 15 days prior written notice to the Secured Party and delivery to the Secured Party of all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

          (a)          change its jurisdiction of organization, the location of its chief executive office, or the location of its sole place of business from that referred to in Schedule 5.4 above; or

          (b)          change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Agreement would become misleading; or

          (c)          make any other change(s) which might affect the perfection or priority of the Secured Parties’ Lien in the Collateral.

     6.7     Notices

     In the case of each Grantor, such Grantor will advise the Secured Party promptly, in reasonable detail, of:

          (a)          any Lien (other than security interests created hereby or Liens permitted under the Senior Secured Note) on any of the Collateral which would adversely affect the ability of the Secured Party to exercise any of its remedies hereunder; and

          (b)          of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     6.8     Accounts

          (a)          Each Grantor, other than in the ordinary course of business consistent with its past practice, will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

     6.9     Maintenance of Inventory and Equipment

          (a)          Each Grantor hereby covenants that is shall keep the Inventory and Equipment (other than raw materials and work in process and Inventory sold in the ordinary course of business) at the places specified on Schedule 5.4 hereof and deliver written notice to the Secured Party at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory (other than raw materials and work in process) or Equipment, in which jurisdiction all action required by paragraph (b) hereof shall have been taken with respect to all such Inventory or Equipment, as the case may be, in order to perfect the security interest granted therein under this Agreement.

          (b)          Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Inventory or Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of the each Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end. Each Grantor shall promptly furnish to the Secured Party a statement respecting any material loss or damage as a result of a single occurrence to any of its Inventory or Equipment which has an aggregate fair market value exceeding $25,000.

     6.10     Additional Shares

     Each Grantor agrees that it will (a) cause each issuer of the Pledged Securities subject to its control not to issue any stock or other securities in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Grantor, and (b) pledge, hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Securities. Each Grantor hereby authorizes the Secured Party to modify this Agreement by amending Schedule 4.1 to include such additional shares or other securities.

ARTICLE 7

REMEDIAL PROVISIONS

     7.1          Certain Matters Relating to Accounts

          (a)          The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Secured Party may require in connection with such test verifications. At any time and from time to time, upon the Secured Party’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          (b)          The Secured Party hereby authorizes each Grantor to collect such Grantor’s Accounts, subject to the Secured Party’s direction and control, and the Secured Party may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in a Collateral Account maintained under the sole dominion and control of the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Parties only as provided in Section 7.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c)          At the Secured Party’s request, each Grantor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     7.2          Communications with Obligors; Grantors Remain Liable

          (a)          The Secured Party in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Accounts to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any Accounts.

          (b)          Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

          (c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     7.3          Proceeds to be Turned Over To Secured Party

     In addition to the rights of the Secured Party specified in Section 7.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Secured Party in the exact form received by such Guarantor (duly indorsed by such Grantor to the Secured Party, if required). All Proceeds received by the Secured Party hereunder shall be held by the Secured Party in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Secured Party in a Collateral Account (or by such Grantor in trust for the Secured Party) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.4.

     7.4          Application of Proceeds

     If an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been Fully Satisfied shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

     7.5          New York UCC and Other Remedies

     If an Event of Default shall occur and be continuing, the Secured Party, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the

Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 7.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Secured Party account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     7.6          Waiver; Deficiency

     Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

ARTICLE 8

SECURED PARTY POWERS ETC.

     8.1          Secured Party’s Appointment by Grantors as Attorney-in-Fact, Etc.

          (a)          Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i)     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

          (ii)     upon such Grantor’s failure to do so, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv)     (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Guarantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do. Anything in this Section 8.1(a) to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

          (b)          If any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The Secured Party shall use its best efforts to notify each Grantor if the Secured Party shall itself perform or comply, or otherwise, cause performance or compliance, with any of such Grantor’s agreements hereunder, but failure of the Secured Party to so notify such Grantor should not affect the obligations of such Grantor.

          (c)          The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be accruing on the Senior Secured Note from the date of payment by the Secured Party up to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand.

          (d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     8.2          Execution of Financing Statements

     Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

ARTICLE 9

MISCELLANEOUS

     9.1          Amendments in Writing

     None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Senior Secured Note.

     9.2          Notices

     All notices, requests and demands to or upon the Secured Party or the Company or any Guarantor hereunder shall be effected in the manner provided for in the Senior Secured Note; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5.4.

     9.3          No Waiver by Course of Conduct; Cumulative Remedies

     The Secured Party shall not by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     9.4          Enforcement Expenses; Indemnification

          (a)          Each Guarantor agrees to pay or reimburse the Secured Party for all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in ARTICLE 2 or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Party.

          (b)          The Company and each Guarantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c)          The Company and each Guarantor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to the Senior Secured Note.

          (d)          The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Senior Secured Note and the other Transaction Documents.

     9.5          Successors and Assigns

     This Agreement shall be binding upon the successors and assigns of the Company and each Guarantor and shall inure to the benefit of the Secured Party and their successors and assigns; provided, that neither the Company nor any Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

     9.6          Set-Off

     The Company and each Guarantor hereby irrevocably authorizes the Secured Party at any time and from time to time following the occurrence of and during the continuation of an Event of Default, without notice to the Company or such Guarantor or any other Guarantor, any such notice being expressly waived by the Company and each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of such Person, or any part thereof in such amounts as the Secured Party may elect, against and on account of the obligations and liabilities of such Person to the Secured Party hereunder and claims of every nature and description of the Secured Party against such Person, in any currency, whether arising hereunder, under the Senior Secured Note, any other Transaction Document or otherwise, as the Secured Party may elect, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Secured Party shall notify such Person promptly of any such set-off and the application made by the Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Party may have.

     9.7          Counterparts

     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9.8          Severability

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.9          Section Headings

     The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     9.10          Integration

     This Agreement and the other Transaction Documents represent the agreement of the Company, the Guarantors and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

     9.11          GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

     9.12          Submission To Jurisdiction; Waivers

     The Company and each Guarantor hereby irrevocably and unconditionally:

          (a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Guarantor, as the case may be, at its address referred to in Schedule 5.4 or at such other address of which the Secured Party shall have been notified pursuant thereto;

          (d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     9.13          Acknowledgements

     The Company and each Guarantor hereby acknowledges that:

          (a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

          (b)          the Secured Party has no fiduciary relationship with or duty to the Company or any Guarantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Company and the Guarantors, on the one hand, and the Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)          no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Company or the Guarantors and the Secured Party.

     9.14          WAIVER OF JURY TRIAL

     THE COMPANY AND EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15          Additional Guarantors; Additional Grantors

          Each Subsidiary of the Company not a party hereto as of the date hereof shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Grantor Assumption Agreement in the form of Annex 1 hereto.

     9.16          Releases

          (a)          At such time as Obligations have been Fully Satisfied, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party, the Company and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall deliver to such Grantor any Collateral held by the Secured Party hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor, then the Secured Party, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

[signature pages follow]

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Security Agreement to be duly executed and delivered as of the date first above written.

COMPANY

HC Innovations, Inc.

By:

Name: John Randazzo
Title: Interim Chief Executive Officer

SUBSIDIARIES:

ENHANCED CARE INITIATIVES, INC.	ENHANCED CARE INITIATIVES OF
ALABAMA, INC.

By:	By:

Name: John Randazzo	Name: John Randazzo
Title:	Title:

NP CARE, LLC,	NP CARE, LLC,
a Connecticut limited liability company	a Florida limited liability company

By:	By:

Name: John Randazzo	Name: John Randazzo
Title:	Title:

TEXAS ENHANCED CARE	ENHANCED CARE INITIATIVES OF
INITIATIVES, INC.	MASSACHUSETTS, INC.

By:	By:

Name: John Randazzo	Name: John Randazzo
Title:	Title:

NP CARE OF NEW JERSEY, LLC	ENHANCED CARE INITIATIVES OF
NEW YORK, INC.

By:	By:

Name: John Randazzo	Name: John Randazzo
Title:	Title:

RESIDENT CARE MEDICINE OF NEW	NP CARE OF OHIO, LLC
YORK, PLLC

By:	By:

Name: John Randazzo	Name: John Randazzo
Title:	Title:

ENHANCED CARE INITIATIVES OF	NP CARE OF TENNESSEE, LLC
TENNESSEE, INC.

By:	By:

Name: John Randazzo	Name: John Randazzo
Title:	Title:

NP CARE OF MASSACHUSETTS, LLC

By:

Name: John Randazzo
Title:

SECURED PARTY:

BRAHMA FINANCE (BVI) LIMITED

By:

Name: John M. Clapp
Title: Attorney-In-Fact

[Signature page to Guarantee and Amended and Restated Security Agreement]

ANNEX 1

GRANTOR ASSUMPTION AGREEMENT

          GRANTOR ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of [___________], as secured party (in such capacity, the “Secured Party”) and those individuals and entities who may become holders of the Senior Secured Note from time to time (collectively, the “Secured Parties”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Senior Secured Note.

W I T N E S S E T H :

          WHEREAS, in connection with the Senior Secured Note, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Security Agreement, dated as of ___________, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”) in favor of the Secured Party;

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Security Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1.          Guarantee and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.15 of the Guarantee and Security Agreement, hereby becomes a party to the Guarantee and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Exhibit A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in ARTICLE 5 of the Guarantee and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2.          GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:
Title:

Schedule 1(i): List of Copyrights

There are no existing Copyrights or pending Copyrights

SCHEDULE 1 (r) List of Licenses

There are no existing or pending Licenses

Schedule 1(w): List of Patents*

(1)	Method of generating a healthcare plan or wellness plan for a member of a group.

(2)	Method and criterion for selecting patients for treatment.

(3)	Care management method for managing the treatment of high risk patients.

(4)	Care management method for managing the treatments of high risk mentally unstable patients.

*All Patents were filed under Enhanced Care Initiatives, Inc. of Connecticut. On August 18, 2009, Enhanced Care Initiatives, Inc. of Connecticut was informed that the United States Patent and Trademark Office has rejected all pending claims. The Company is currently assessing what actions to take, if any, relative to such rejected applications.

Schedule 1(ff): List of Trademarks

(1)	MARK—SAMehr:

a.

It is intended that the above identified Trademark shall be used for medical software, namely, – MEDICAL MANAGEMENT SOFTWARE FOR MONITORING AND INTEGRATING DIFFERENT ASPECTS OF THE PATIENT’S CARE AND TREATMENT – in International Class 9 (Electrical & Scientific Apparatus).

(2)	MARK—Enhanced Care Initiatives Innovative/Targeted Health Solutions

	a.	Medical coordination and assessment services to provided to patients by state licensed medical managers

(3)	MARK—Easy Care (Stylized)

a.

The Mark is used on advertising materials, advertising banners, billing statements, brochures, business cards, company e-mail accounts, company proprietary software, electronic and biometric devices furnished to patients, electronic medical records of patients, electronic presentations published for medical personnel, envelopes, exercise protocols for patients, giveaway promotional items, namely, T-shirts, pens and mugs, letterhead stationary, medical records for patients, notebooks, papers for medical records, prescription pads and treatment protocols for patients.

(4)	Enhanced Care Initiatives, Inc., acquired all right, title, interest and goodwill in and to US Application for Registration – EASY CARE – Serial Number 76612724.

(5)	Enhanced Care Initiatives, Inc., acquired all right, title, interest and goodwill in and to US Trademark Registration No. 3,075,366 – MINDFUL PATHS – Serial Number 76631406.

Schedule 4.1: Pledged Securities

There are no existing Pledged Securities

Schedule 5.4: Chief Executive Office and Place of Business

Alabama:
	o	Enhanced Care Initiatives of Alabama, Inc.

Connecticut:
	o	Enhance Care Initiatives, Inc.
	o	NP Care, LLC

Delaware:
	o	HC Innovations, Inc. (PARENT COMPANY)

Florida:
	o	NP Care, LLC

Massachusetts:
	o	Enhanced Care Initiatives of MA, Inc.
	o	NP Care of Massachusetts, LLC

New Jersey:
	o	NP Care of New Jersey, LLC

New York:
	o	Enhanced Care Initiative of New York, Inc.
	o	Resident Care Medicine of New York, PLLC

Ohio:
	o	NP Care of Ohio, LLC

Tennessee:
	o	Enhanced Care Initiatives of Tennessee, Inc.
	o	NP care of Tennessee, LLC

Texas:
	o	Texas Enhanced Care Initiatives, Inc.

SCHEDULE 6.2

ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT, dated as of _________, 20__, made by _________________, as “Secured Party,”____________________, as “Grantor,”___________ as “Bank” in regards to Account Number ______________________.

WITNESSETH:

          WHEREAS, in connection with the Senior Secured Note dated ______, 2009, Grantor has granted Secured Party a security interest in the financial assets in the securities account identified above (the “Account”), maintained by Bank for Grantor.

          WHEREAS, the parties are entering into this Agreement to provide for the control of the Account as a means to perfect the security interest of Secured Party.

          WHEREAS, Bank has no responsibility to Secured Party in respect to the validity or perfection of such security interest otherwise than to act in accordance with the terms and conditions of this Agreement.

          NOW, therefore, it is agreed:

          1. The Account. Bank represents and warrants to Secured Party that Bank maintains the Account. Bank represents and warrants that except for the claim and interest of Grantor and Secured Party, Bank does not know of any claim to or interest in the Account or any financial assets credited thereto.

          2. Control by Secured Party. Bank will comply with all written notifications it receives directing it to transfer or redeem any financial assets in the Account (an “Entitlement Order”) (as set forth in Exhibit A attached hereto) originated by an authorized person of the Secured Party (an “Authorized Person of Secured Party,” as set forth in Exhibit B attached hereto) without further consent by Grantor.

          3. Grantor’s Rights in Account. Until Bank receives an Entitlement Order from an Authorized Person of Secured Party, Bank may accept and comply with any Entitlement Order signed by an authorized person of the Grantor (an “Authorized Person of Grantor,” as set forth in Exhibit C attached hereto). If an Authorized Person of Secured Party gives Bank an entitlement order notifying Bank that Secured Party will exercise exclusive control over the Account, Bank will cease complying with entitlement orders or other directions concerning the Account originated by an Authorized Person of Grantor. All instructions required under this Agreement will be delivered to Bank in writing, in either original or facsimile form, executed by an Authorized Person. In its capacity as Bank, Bank will accept all instructions and documents complying with the above under the indemnities provided in this Agreement, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply.

Further to this procedure, Bank reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents if they are not already on file with Bank as standing instructions. The parties agree that the above constitutes a commercially reasonable security procedure. Entitlement orders received after 12:00 p.m. E.S.T. will be treated as if received on the next succeeding business day in New York.

          4. Investments: Assets in the Account may be invested only in investments specifically directed to the Bank in writing. Neither Bank nor any of its affiliates assume any duty or liability for monitoring the investment rating on any investments hereunder.

          5. Priority of Secured Party’s Security Interest. Bank subordinates in favor of Secured Party any interest lien or right of setoff it may have, now or in the future, against the Account or financial assets in the Account (except that Bank may set off all amounts due to it in respect of customary fees and expenses for the routine maintenance and operation of the Account).

          6. Statements, Confirmations and Notices of Adverse Claims. Bank will send copies of all statements and confirmations for the Account simultaneously to Grantor and Secured Party. Bank will use reasonable efforts promptly to notify Secured Party and Grantor if any other person claims that it has a property interest in the Account or any financial asset in the Account.

          7. Bank’s Responsibility.

          (a)          Bank will not be liable to Secured Party for complying with entitlement orders from an Authorized Person of Grantor that are received by Bank before Bank receives and has a reasonable opportunity to act on an entitlement order from an Authorized Person of Secured Party.

          (b)          If at any time Bank is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Account (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Account or any financial asset in the Account), Bank is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if Bank complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Bank will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (c)          Bank will be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Bank may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (d)          Bank will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. Bank will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (e)          This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. In particular, Bank need not investigate whether Secured Party is entitled under Secured Party’s agreement with Grantor to give an entitlement order.

          (f)          Bank will maintain the Account and financial assets in the same manner as it maintains accounts and assets for its custodial customers. During the term of this Agreement, Bank will remain a securities intermediary within the meaning of such term in Section 8- 102(a)(14) of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “UCC”) and 31 C.F.R. 357.2.

          8. Indemnity

          (a)          The duties, responsibilities and obligations of Bank will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. Bank will not be subject to, nor required to comply with, any other agreement to which Grantor or Secured Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from Grantor or an entity acting on its behalf.

          (b)          Grantor will be liable for and will reimburse and indemnify and hold Bank harmless from and against any and all claims, losses, actions, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively “Losses”) arising from or in connection with its administration of this Agreement, provided, however, that nothing contained herein will require Bank to be indemnified for Losses caused by its own gross negligence or own willful misconduct.

          (c)          Bank may consult with legal counsel of its own choosing at the expense of the Grantor and Secured Party as to any matter relating to this Agreement, and Bank will not incur any liability in acting in good faith in accordance with any advice from such counsel.

          (d)          Bank will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Bank including, but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

          9. Termination; Survival. Secured Party may terminate this Agreement by notice to Bank and Grantor. Upon receipt of a notice of termination, Bank will cease accepting any entitlement order from Grantor, and any previous entitlement order delivered by Grantor will be deemed to be of no further force and effect. If Secured Party notifies Bank that its security interest in the Account or all of the financial assets therein has terminated, this Agreement will immediately terminate. Section 5, “Compensation”, Section 6, “Bank’s Responsibility” and Section 7, “Indemnity,” will survive termination of this Agreement.

          10. Governing Law. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “securities intermediary’s jurisdiction”, and this Agreement and the Account (including all interests, duties and obligations with respect thereto, as well as the entitlement orders related thereto) will be governed by the laws of the State of New York. Bank and Grantor may not change the law governing the Account without Secured Party’s express written agreement. Each of the Grantor and Secured Party hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto will be brought in, courts located within the City and State of New York.

          11. Entire Agreement. This Agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

          12. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by each of the parties hereto.

          13. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

          14. Financial Assets. The Account and all property (including cash) credited to the Account will be treated as financial assets under the Article 8 of the UCC.

          15. Successors and Assigns. A successor to or assignee of Secured Party’s rights and obligations under the agreement between Secured Party and Grantor will succeed to Secured Party’s rights and obligations under this Agreement.

          16. Notices A notice or other communication to a party under this Agreement will be in writing (except that entitlement orders will be given in accordance with procedures as Bank may reasonably specify), will be sent to the party’s address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

          17. Miscellaneous.

          (a)          IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, Bank will ask for information that will allow it to identify relevant parties.

          (b)          Each of Grantor and Secured Party hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by it does not and will not violate any applicable law or regulation.

          18. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SIGNATURES

[SECURED PARTY]

BY:
Name:
Title:
Address:

[GRANTOR]

BY:
Name:
Title:
Address:

[BANK]

BY:
Name:
Title:
Address:

FORM OF ENTITLEMENT ORDER

VIA FACSIMILE: 212-657-2762

[Depositary Bank]

Pursuant to the Account Control Agreement dated [ ], among [specify parties], and Citibank, N.A., we hereby instruct you of the following:

RECEIVE/DELIVER

ACCOUNT NUMBER:

USD:

VALUE DATE:

WIRE TO:

[ ]
as [Secured Party][Grantor]
By:

Name:
Title:

EXHIBIT B

Authorized Person of Secured Party	Authorized Person of Grantor